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                                                                    Exhibit 23.1

              Consents of Ernst & Young LLP, Independent Auditors



We consent to the use of our report dated May 4, 2000 with respect to the financial statements of Sage Online Inc., for the year ended December 31, 1999 included in the Amendment to Current Report (Form 8K/A) of Multex.com, Inc.



                                                           /s/ Ernst & Young LLP

New York, New York
June 1, 2000